UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2013

RANGER GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53817	74-3206736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9120 Double Diamond Parkway, Suite 5018
Reno, Nevada
(Address of Principal Executive Offices)

89521
(Zip Code)

(775) 888-3133
(Registrant’s Telephone Number, Including Area Code)
______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On February 18, 2013, Ranger Gold Corp. (the “Registrant”) executed a property lease agreement with Nevada Mine Properties II, Inc. (“NMP”) granting the Registrant a lease on 100% of the mining interests of a Nevada mineral exploration property currently controlled by NMP, a natural resource exploration company (the “Lease”).  The property known as the Gent Property is located in Lander County, Nevada and currently consists of four unpatented claims (the “Property”).  The Lease is for a period of 20 years.  The Registrant paid NMP $5,000 upon signing the Lease and the Lease requires annual lease payments $5,000.

Starting on the fifth anniversary of the Lease the Registrant will be obligated to spend a minimum of $50,000 on the Property as annual exploration expenditure requirements.  Any exploration programs undertaken by the Registrant on the Property during the Lease period shall constitute an aggregate and will carry forward against any future expenditure requirements between the Registrant and NMP under the Lease.

At any time after the payment of an aggregate $30,000.00 in Lease payments and the payment of claim fees for federal and county filing for the years 2013-2016 the Registrant may terminate the Agreement upon providing NMP with 60 days advance written notice.  Upon termination, the Registrant will have no further obligations, except for reclamation obligations and environmental responsibilities that may have accrued as determined by local, state and federal entities.

Item 1.02. Termination of a Material Definitive Agreement

On February 19, 2013, the Registrant  gave notice of termination to MinQuest, Inc. (“MinQuest”) pursuant to the terms of the Truman Property Agreement (the “Agreement”) dated March 29, 2010.  The Agreement, which was filed as an exhibit to the Company's Form 8-K filed on April 1, 2010, had granted the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property known as the Truman Property controlled by MinQuest, a natural resource exploration company.  The Company has determined that it cannot meet its financial obligations under the Agreement and has determined that the Truman Property no longer fits with its business parameters.

As a result of such termination, the Truman Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until February 2014. It is estimated that such fees and expenses will not exceed an aggregate of approximately $15,000.

For all the terms and provisions of the Gent Agreement, reference is hereby made to such documents annexed hereto as Exhibit 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	Gent Property Lease Agreement, dated February 18, 2013, by and between Nevada Mine Properties II, Inc. and Ranger Gold Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Gold Corp.
(Registrant)

By: /s/ Gurpartap Singh Basrai
Name: Gurpartap Singh Basrai, Title: President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  February 19, 2013